Exhibit (i)(4)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Aggressive International Fund, Fidelity Canada Fund, Fidelity China Region Fund, Fidelity Diversified International Fund, Fidelity Emerging Markets Fund, Fidelity Europe Fund, Fidelity Europe Capital Appreciation Fund, Fidelity Global Balanced Fund, Fidelity International Small Cap Fund, Fidelity Japan Fund, Fidelity Japan Smaller Companies Fund, Fidelity Latin America Fund, Fidelity Nordic Fund, Fidelity Overseas Fund, Fidelity Pacific Basin Fund, Fidelity Southeast Asia Fund and Fidelity Worldwide Fund series of Fidelity Investment Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 93 to the Trust's Registration Statement on Form N-1A (File Nos. 002-90649 and 811-04008) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 88 to the Registration Statement, and to the use of our opinion of counsel regarding the Fidelity International Discovery Fund series of the Trust, as filed as part of this Post-Effective Amendment No. 93 to the Trust's Registration Statement on Form N1-A (File Nos. 002-90649 and 800-4008) and incorporated by reference to Exhibit (i)(3) to Post-Effective Amendment No. 90 to the Registration Statement, and to the use of our opinion of counsel regarding the Fidelity International Small Cap Opportunities Fund series of the Trust, filed as part of this Post-Effective Amendment No. 93 to the Trust's Registration Statement on Form N-1A (File Nos. 002-90649 and 811-04008) and incorporated by reference to Exhibit (i)(4) to Post-Effective Amendment No. 92 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

New York, NY

December 27, 2005